UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported June 5, 2006


                                   Syms Corp.
             (Exact name of registrant as specified in its charter)

          New Jersey                       1-8546                 22-2465228
          -----------                      ------                 ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
    incorporation)                                           Identification No.)


          Syms Way, Secaucus, New Jersey                         07094
          ------------------------------                         -----
     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:               (201) 902-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01.  REGULATION FD DISCLOSURE.

On June 5, 2006, the Company announced that its Board of Directors had authorized the Company to repurchase an aggregate of up 2,900,000 shares of its outstanding shares of Common Stock during the next 24 months, expiring on June 5, 2008. Purchases may be made at the Company's discretion from time to time, in open market transactions, at prevailing prices.


ITEM 8.01  OTHER EVENTS.


Based on the revised final count by American Stock Transfer & Trust Company, the depositary for the Company's tender offer, dated and filed with the SEC on April 27, 2006, and which expired on May 26, 2006 at 5:00 P.M., the Company is purchasing 418,474 shares of its Common Stock at $18 per share, for a total cost of $7,532,532. Following the completion of the purchase, Syms Corp will have 14,518,613 shares of common stock outstanding. Shares repurchased by the Company will be held as treasury stock.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.


         (d)      Exhibits

         99.1 Press Release dated June 5, 2006 announcing program to purchase of up to 2,900,000 shares of the Company's Common Stock.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  June 8, 2006

                                                SYMS CORP.
                                                (Registrant)



                                                By: /s/ Antone F. Moreira
                                                    ----------------------
                                                    Antone F. Moreira,
                                                    Vice President, Treasurer,
                                                    and Chief Financial Officer